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                                                                       EXHIBIT 3

                            ARTICLES OF AMENDMENT TO
                          WICKED WINGS OF BUFFALO, INC.

         THE UNDERSIGNED, being the president of Wicked Wings of Buffalo, Inc., does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of Corporation shall be WelcomeTo Search Engine, Inc.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on October 17, 1998 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation on October 17, 1998.


/s/  Pamela J. Wilkinson, President

         The foregoing instrument was acknowledged before me on October 17, 1998, by Pamela J. Wilkinson, who is personally known to me.


                                  /s/  Nicole Johnson
                                  Notary Public

My Commission expires: